EXHIBIT 10.3

                                    CONTRACT

This agreement is made as of June 31, 1998, between Ernie Farris of 1721 SW Mockingbird Drive, St. Lucie, FL 34986 (the "Consultant"), and Cyber Public Relations, Inc., a Florida corporation, with a registered address at 1721 SW Mockingbird Dr., St. Lucie, FL 34986 ("CPR").

WHEREAS the Consultant has agreed to perform certain services for the corporation that the corporation requires and as such the parties have agreed to the following terms and conditions.

1. The Consultant will provide CPR with Resident Agent Services and also provide his address for use by CPR as its Registered Office in the State of Florida for a period of at lease one year from the date of this agreement.

2. The Consultant will provide CPR with mail forwarding services and allow CPR to use his address for such purposes for a period of at least one year from the date of this agreement.

3. College will pay $250.00 to the Consultant in exchange for the services provided by the Consultant.

4. Both parties agree that College will pay all invoices from the Consultant in common shares in the capital stock of College at a deemed value of $0.01 per share in reliance on Regulation D Rule 504.


CYBER PUBLIC RELATIONS. INC..               ERNIE FARRIS



/s/ Maria Trinh                             /s/ Ernie Farris
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Maria Trinh, President